SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 2234


                       Date of Report (FEBRUARY 22, 2002):


                             Heavenexpress.com Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

               Florida             333-95549                65-0974212
    ----------------------------  ------------ ---------------------------------
    (State or Other Jurisdiction  (Commission  (IRS Employer Identification No.)
          of Incorporation)       File Number)

                              6901 N.W. 32nd Avenue
                          Fort Lauderdale Florida          33309
                ---------------------------------------- ----------
                (Address of principal executive offices) (Zip code)

         Registrant's telephone number, including area code: 954-772-7997

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes In Control Of Registrant
Not Applicable.

Item 2. Acquisition Or Disposition Of Assets
Not Applicable.

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable.

Item 5. Other Events and Regulation FD Disclosure.
The Company's Board of Directors unanimously approved a forward stock split of the Company's common stock at a ratio of four (4) shares for every one (1) share held. The forward split will become effective on February 22, 2002. After the split, the Company will have 8,116,000 shares of common stock issued and outstanding. Prior to the split, the Company had 2,029,000 shares of Common Stock outstanding.

The Company increased its authorized capital shares in proportion to the forward stock split. The authorized capital stock of the Company will consist of 200,000,000 shares of common stock. Prior to the split, the Company was authorized to issue 50,000,000 shares of common stock. In connection with the forward split, the Company amended its articles of incorporation.

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits Amendment to the Articles of Incorporation of Heavenexpress.com, Inc.

Item 8. Change In Fiscal Year.
Not Applicable.

Item 9. Regulation FD Disclosure.
Not Applicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEAVENEXPRESS.COM, INC.
February 22, 2002

/s/Saundra Sharpe
President and Chief Executive Officer